UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

First Potomac Realty Trust
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, MD         20814

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

Item 5. Other Events and Required FD Disclosure.

     On October 29, 2003, First Potomac Realty Trust (the “Company”) consummated an acquisition of Virginia Center, a single-story flex property located in Glen Allen, Virginia totaling 119,672 square feet. The Company had previously disclosed in its Registration Statement on Form S-11 in connection with its initial public offering that it had entered into a contract to purchase Virginia Center. The purchase price for the property was $9,525,000 which was paid by the company with a portion of the proceeds of its initial public offering which closed on October 28, 2003. Virginia Center, which was built in 1984, is situated on 16.9 acres and is located within one mile of Interstate 95 in the Northwest Quadrant submarket of Richmond, Virginia. The previous owner of the property was Principal Life Insurance Company. A copy of the press release relating to the acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
None.

(b)	Pro forma financial information.
None.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press Release dated October 29, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

By:	/s/ Douglas J. Donatelli
Name:	Douglas J. Donatelli
Title:	President and Chief Executive Officer

Date: October 30, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release dated October 29, 2003.